                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

                              EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  December 8, 1996
                                                   ----------------

                           Commission File No. 0-24300
                                               -------

                               NORRELL CORPORATION
                               -------------------
             (Exact name of registrant as specified in its charter)





                 GEORGIA                               58-0953709
-------------------------------                        ----------
(State or other jurisdiction or                        (I.R.S. Employer
incorporation or organization)                         Identification No.)



3535 Piedmont Road, NE, Atlanta, GA                    30305
-----------------------------------                    -----
(Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code (404)240-3000
                                                   -------------









                                 Not Applicable
--------------------------------------------------------------------------------
Former name, former address and former fiscal year, if changed since last report.

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

On December 8, 1996, the Company executed an agreement to purchase all of the outstanding stock of Comtex Information Systems, Inc. ("Comtex") for approximately $67 million of cash plus options to acquire 140,961 shares of Norrell Corporation common stock at a weighted average exercise price of $4.56 per share. The transaction was effective on January 2, 1997. At the close of this transaction a Comtex officer purchased 86,956 shares of Norrell Corporation common stock.

Comtex is a New York City-based provider of information technology services, including systems planning and development, organizational consulting related to business transformation and staff augmentation support. Comtex has locations in New York City, White Plains, N.Y., and Miami, FL.

The acquisition, which was accounted for by the purchase method, is being financed by borrowings under the Company's revolving credit agreement.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             A.   Financial statements of business acquired.

             (1) Financial statements of Comtex Information Systems Inc. and Subsidiaries for the nine months ended
                  September 30, 1996 and September 30, 1995
                  (unaudited).

             (2) Financial statements of Comtex Information Systems Inc. and Subsidiaries for year ended December 31, 1995 and December 31, 1994 (audited).

             B.   Pro forma financial information.

             (1)  Norrell Corporation and Subsidiaries Pro forma
                  Combined Balance Sheet as of October 27, 1996
                  (unaudited).

             (2)  Norrell Corporation and Subsidiaries Pro forma
                  Combined Statement of Income for the year ended
                  October 27, 1996 (unaudited).

             C.   Agreement and Plan of Merger by and among Norrell Corporation,
                  N. Acquisition Corp., Comtex Information Systems, Inc., and Comtex Systems, Inc. Dated as of December 8, 1996, is incorporated by reference to the Norrell Corporation's Current Report on Form 8-K dated December 8, 1996, and filed on December 20, 1996.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                            NORRELL CORPORATION
                            (REGISTRANT)

Date:  February 14, 1997    By:      /s/ C. Kent Garner
                                     -------------------------------
                                     C. Kent Garner
                                     Vice President and Chief Financial Officer
                                     (On behalf of the Registrant and as Chief
                                      Accounting Officer)

                COMTEX INFORMATION SYSTEMS, INC. AND SUBSIDIARIES







                                 C O N T E N T S



                                                               Page
                                                               ----
Consolidated Financial Statements

      Consolidated Balance Sheets                                2

      Consolidated Statements of Income                          3

      Consolidated Statement of Stockholders' Equity             4

      Consolidated Statements of Cash Flows                      5

      Consolidated Notes to Financial Statements                 6

                Comtex Information Systems, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                  September 30,

                                       ASSETS                                             1996              1995
                                                                                      ------------     ------------

Current assets
    Cash and cash equivalents                                                         $  1,885,915    $  1,088,608
    Trade receivables, less allowance for doubtful accounts of $191,000
       in 1996 and in 1995                                                               6,978,265       4,781,059
    Marketable securities                                                                4,058,378       2,150,542
    Due from employees                                                                     154,650           6,036
    Deferred income taxes                                                                  453,000         574,000
    Prepaid income taxes                                                                                   126,337
    Other current assets                                                                   161,184         175,843
                                                                                      ------------    ------------
          Total current assets                                                          13,691,392       8,902,425

Marketable securities                                                                    1,140,156       3,577,351
Equipment, net                                                                             398,288         313,573
Deferred income taxes                                                                      294,004         335,004
                                                                                      ------------    ------------
Total assets                                                                          $ 15,523,840    $ 13,128,353
                                                                                      ============    ============

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable and accrued expenses                                              $  4,076,767    $  3,115,394
   Income taxes payable                                                                    129,245
   Deferred revenue                                                                        173,233         184,711
                                                                                      ------------    ------------
          Total current liabilities                                                      4,379,245       3,300,105
Other non-current liabilities                                                              585,294         572,515
Commitments and contingencies
Stockholders' equity
   Preferred stock (Series A convertible), $1.00 par; authorized 1,159,231 shares;         500,577         500,577
      issued and outstanding, 500,577 shares (liquidation value, $1,551,789)
   Class A common stock, $.001 par value; authorized, 19,000,000 shares; issued and          4,110           4,110
      outstanding, 4,110,000 shares
   Class B common stock (non-voting), $.001 par value; authorized, 1,000,000                   192             192
      shares; issued and outstanding, 192,700 in 1996 and 1995
   Additional paid-in capital                                                            1,961,688       1,961,588
   Retained earnings                                                                    10,410,120       6,834,754
      Less:  Treasury stock - at cost, 847,366 and 22,800 shares, respectively         (2,317,386)        (45,488)
                                                                                      ------------    ------------
Total stockholders' equity                                                              10,559,301       9,255,733
                                                                                      ------------    ------------
Total liabilities and stockholders' equity                                            $ 15,523,840    $ 13,128,353
                                                                                      ============    ============




The accompanying notes are an integral part of these statements.

                Comtex Information Systems, Inc. and Subsidiaries

                        CONSOLIDATED STATEMENTS OF INCOME

                  For the nine month period ended September 30,
                                   (Unaudited)



                                              1996                1995
                                          ------------        -----------
Net revenues                              $ 31,160,219        $17,159,493

Cost of services provided                   20,253,554         11,582,377
                                          ------------        -----------

              Gross profit                  10,906,665          5,577,116
                                          ------------        -----------

Operating expenses
    Sales and marketing                      1,688,172          1,041,253
    Recruiting                                 992,560            513,318
    General and administrative               2,844,788          2,299,486
    Research and development                   171,020            216,175
                                          ------------        -----------

                                             5,696,540          4,070,232
                                          ------------        -----------

              Operating income               5,210,125          1,506,884
                                          ------------        -----------

Other income
    Investment income, net                     180,014            232,003
    Other income                                   400             14,240
                                          ------------        -----------

                                               180,414            246,243
                                          ------------        -----------

              Income before income taxes     5,390,539          1,753,127

Income taxes                                 2,418,000            702,020
                                          ------------        -----------

              NET INCOME                  $  2,972,539        $ 1,051,107
                                          ============        ===========









The accompanying notes are an integral part of these statements.

                Comtex Information Systems, Inc. and Subsidiaries


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

              For the nine months ended September 30, 1996 and 1995

                                  (Unaudited)


                                                  Class A         Class B        Additional
                                 Preferred        common          common          paid-in         Retained      Treasury
                                   stock           stock           stock          capital         earnings       stock
                                ------------    ------------    ------------    ------------   ------------   ------------

Balance at December 31, 1994    $    500,577    $      4,110    $        192    $  1,961,588   $  5,783,647   $    (43,968)

Purchase of Class B common                                                                                          (1,520)
   stock, 1,000 shares
Change in unrealized loss on
   securities owned
Net income                                                                                        1,051,107
                                ------------    ------------    ------------    ------------   ------------   ------------


Balance at September 30, 1995   $    500,577    $      4,110    $        192    $  1,961,588   $  6,834,754   $    (45,488)
                                ------------    ------------    ------------   ------------   ------------    ------------

BALANCE AT DECEMBER 31, 1995    $    500,577    $      4,110    $        192    $  1,961,688   $  7,437,581   $    (45,488)
PURCHASE OF CLASS A COMMON
   STOCK, 823,966 SHARES                                                                                        (2,271,898)
NET INCOME                                                                                        2,972,539
                                ------------    ------------    ------------    ------------   ------------   ------------

BALANCE AT SEPTEMBER 30, 1996   $    500,577    $      4,110    $        192    $  1,961,688   $ 10,410,120   $ (2,317,386)
                                ============    ============    ============    ============   ============   ============

                                Unrealized
                                  loss on         Total
                                 securities    stockholders'
                                   owned          equity
                               ------------    ------------

Balance at December 31, 1994   $    (50,000)   $  8,156,146

Purchase of Class B common                           (1,520)
   stock, 1,000 shares
Change in unrealized loss on         50,000          50,000
   securities owned
Net income                                        1,051,107
                               ------------    ------------


Balance at September 30, 1995                  $  9,255,733
                                               ------------

BALANCE AT DECEMBER 31, 1995                   $  9,858,660
PURCHASE OF CLASS A COMMON
   STOCK, 823,966 SHARES                         (2,271,898)
NET INCOME                                        2,972,539
                               ------------    ------------

BALANCE AT SEPTEMBER 30, 1996  $          0    $ 10,559,301
                               ============    ============




The accompanying notes are an integral part of this statement.

                Comtex Information Systems, Inc. and Subsidiares

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                  For the nine month period ended September 30,

                                                             1996            1995
                                                        ------------     ------------
Cash flows from operating activities
    Net income                                           $ 2,972,539      $ 1,051,107

    Adjustments to reconcile net income to net cash
       provided by operating activities
          Depreciation and amortization                      129,093           78,027
          Deferred income taxes                              162,000           94,996
          Changes in operating assets and liabilities
              Trade receivables                           (2,363,694)      (1,397,522)
              Other current assets                           (79,399)        (126,337)
              Accounts payable and accrued expenses        1,081,777          598,595
              Income taxes payable                            (3,459)        (569,159)
              Other non-current liabilities                   17,642          212,583
              Deferred revenue                                35,363           51,499
                                                         -----------      -----------
              Net cash provided (used) by operating
                activities                                 1,951,862           (6,211)
                                                         -----------      -----------
Cash flows from investing activities
    Purchase of marketable securities                     (5,872,020)      (5,092,002)
    Proceeds from the sale of marketable securities        5,161,343        3,725,901
    Proceeds from maturities of marketable securities      1,269,502          912,799
    Purchase of equipment                                   (201,597)        (121,458)
                                                         -----------      -----------
              Net cash provided (used) in investing
                activities                                   357,228         (574,760)
                                                         -----------      -----------

Cash flows from financing activities
    Purchase of treasury stock                            (2,271,898)          (1,520)
                                                         -----------      -----------
              Net cash used in financing activities       (2,271,898)          (1,520)
                                                         -----------      -----------

              Net increase (decrease) in cash and
                cash equivalents                              37,192         (582,491)
                                                         -----------      -----------

Cash and cash equivalents at beginning of year             1,848,723        1,671,099
                                                         -----------      -----------
Cash and cash equivalents at end of year                 $ 1,885,915      $ 1,088,608
                                                         ===========      ===========
Supplemental disclosures of cash flow information:
   Cash paid during the year for
      Interest                                           $     3,208      $       --
      Income taxes                                       $ 2,256,459      $   530,450



The accompanying notes are an integral part of these statements.

                Comtex Information Systems, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           September 30, 1996 and 1995

                                   (Unaudited)



      1. Basis of Presentation

         The unaudited financial statements furnished herein reflects all adjustments which, in the opinion of management, are necessary to present fairly the financial position and the results of operations for the periods presented. Such adjustments are of a normal recurring nature. The results of operations for the interim periods are not necessarily indicative of the results for a full year. Certain information and footnote disclosure as of September 30, 1996 and 1995 and for the nine months ended September 30,1996 and 1995 normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. Nevertheless, management believes that the disclosures herein are adequate to make the information presented not misleading.

     2.  Business Description

         Comtex Information Systems, Inc. (the "Company") primarily provides management consulting, systems development and system enhancement services to clients in diversified industries. The Company specializes in financial services computer operations.

     3.  Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries which started operations in 1995: Comtex Systems Inc., DBA Comtex Client Server Systems, and Internet Transfer Systems, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

     4.  Revenue Recognition

         Revenue from consulting agreements and product development is recognized in accordance with the specific terms of the respective agreements which are primarily on a rate-per-hour basis.

     5.  Use of Estimates

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

     6.  Cash Equivalents

         Cash equivalents consist of certificates of deposit, Treasury bills and money market funds. For purposes of the statements of cash flows, the Company considers all investments with an original maturity of three months or less to be cash equivalents.

     7.  Reclassifications

         Certain amounts in the 1995 financial statements have been reclassified to conform to the current year's presentation.

                 CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                COMTEX INFORMATION SYSTEMS, INC. AND SUBSIDIARIES

                           December 31, 1995 and 1994

                                 C O N T E N T S



                                                                     Page
                                                                     ----

Report of Independent Certified Public Accountants                     3


Consolidated Financial Statements

      Consolidated Balance Sheets                                      4

      Consolidated Statements of Income                                5

      Consolidated Statement of Stockholders' Equity                   6

      Consolidated Statements of Cash Flows                            7

      Consolidated Notes to Financial Statements                       8

                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
    COMTEX INFORMATION SYSTEMS, INC. AND SUBSIDIARIES


We have audited the accompanying consolidated balance sheets of Comtex Information Systems, Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related statements of income, stockholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Comtex Information Systems, Inc. and Subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


New York, New York
April 15, 1996

                Comtex Information Systems, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS

                                  December 31,



                                       ASSETS                                        1995            1994
                                                                                 ------------    -----------

Current assets
    Cash and cash equivalents                                                    $  1,848,723    $  1,671,099
    Trade receivables, less allowance for doubtful accounts of $191,000
       in 1995 and $198,400 in 1994                                                 4,614,571       3,383,537
    Marketable securities                                                           2,212,472       2,681,637
    Deferred income taxes                                                             574,000         680,000
    Other current assets                                                              236,439         181,879
                                                                                 ------------    ------------
          Total current assets                                                      9,486,205       8,598,152

Marketable securities                                                               3,544,887       2,542,954
Equipment, net                                                                        325,784         270,142
Deferred income taxes                                                                 335,000         324,000
                                                                                 ------------    ------------
Total assets                                                                     $ 13,691,876    $ 11,735,248
                                                                                 ============    ============


                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable and accrued expenses                                         $  2,994,990    $  2,516,799
   Income taxes payable                                                               132,704         569,159
   Deferred revenue                                                                   137,870         133,212
                                                                                 ------------    ------------
          Total current liabilities                                                 3,265,564       3,219,170

Other non-current liabilities                                                         567,652         359,932
Commitments and contingencies
Stockholders' equity
   Preferred stock (aggregate liquidation preference - $1,551,789)                    500,577         500,577
   Class A common stock                                                                 4,110           4,110
   Class B common stock                                                                   192             192
   Additional paid-in capital                                                       1,961,688       1,961,588
   Retained earnings                                                                7,437,581       5,783,647
      Less:  Treasury stock - at cost,  22,800 and 21,800 shares, respectively        (45,488)        (43,968)
             Unrealized loss on securities owned                                                      (50,000)
                                                                                 ------------    ------------
                                                                                    9,858,660       8,156,146
                                                                                 ------------    ------------
Total liabilities and stockholders' equity                                       $ 13,691,876    $ 11,735,248
                                                                                 ============    ============

The accompanying notes are an integral part of these statements.

                Comtex Information Systems, Inc. and Subsidiaries

                        CONSOLIDATED STATEMENTS OF INCOME

                             Year ended December 31,




                                                 1995             1994
                                              -----------     -----------
Net revenues                                  $24,270,660     $20,890,635

Cost of services provided                      16,943,635      14,909,099
                                              -----------     -----------
              Gross profit                      7,327,025       5,981,536
                                              -----------     -----------

Operating expenses
    Sales and marketing                         1,484,590       1,105,508
    General and administrative                  3,145,423       3,214,192
    Research and development                      269,421         168,600
                                              -----------     -----------

                                                4,899,434       4,488,300
                                              -----------     -----------

              Operating income                  2,427,591       1,493,236
                                              -----------     -----------

Other income
    Investment income, net                        305,771         221,259
    Other income                                   23,572          91,195
                                              -----------     -----------

                                                  329,343         312,454
                                              -----------     -----------

              Income before income taxes        2,756,934       1,805,690

Income taxes                                    1,103,000         877,000
                                              -----------     -----------

              NET INCOME                      $ 1,653,934     $   928,690
                                              ===========     ===========








The accompanying notes are an integral part of these statements.

                Comtex Information Systems, Inc. and Subsidiaries


                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 1995 and 1994




                                               Class A         Class B     Additional
                                Preferred       common         common       paid-in       Retained      Treasury
                                  stock         stock           stock       capital       earnings        stock
                               -----------    -----------    -----------   -----------   -----------   -----------

Balance at December 31, 1993   $   500,577    $     4,110    $       192   $ 1,961,588   $ 4,854,957   $   (42,448)

Purchase of Class B common                                                                                  (1,520)
   stock, 1,000 shares
Change in unrealized loss on
   securities owned
Net income                                                                                   928,690
                               -----------    -----------    -----------   -----------   -----------   -----------
Balance at December 31, 1994       500,577          4,110            192     1,961,588     5,783,647       (43,968)

PURCHASE OF CLASS B COMMON
   STOCK, 1,000 SHARES                                                                                      (1,520)
CONTRIBUTION TO CAPITAL                                                            100
   OF COMTEX SYSTEMS, INC
CHANGE IN UNREALIZED GAIN
   ON SECURITIES OWNED
NET INCOME                                                                                 1,653,934
                               -----------    -----------    -----------   -----------   -----------   -----------
BALANCE AT DECEMBER 31, 1995   $   500,577    $     4,110    $       192   $ 1,961,688   $ 7,437,581   $   (45,488)
                               ===========    ===========    ===========   ===========   ===========   ===========

                                 Unrealized
                                   loss on         Total
                                 securities     stockholders'
                                   owned           equity
                                 -----------    -----------

Balance at December 31, 1993                    $ 7,278,976

Purchase of Class B common                           (1,520)
   stock, 1,000 shares
Change in unrealized loss on     $   (50,000)       (50,000)
   securities owned
Net income                                          928,690
                                 -----------    -----------
Balance at December 31, 1994         (50,000)     8,156,146

PURCHASE OF CLASS B COMMON
   STOCK, 1,000 SHARES                (1,520)
CONTRIBUTION TO CAPITAL                                 100
   OF COMTEX SYSTEMS, INC
CHANGE IN UNREALIZED GAIN             50,000         50,000
   ON SECURITIES OWNED
NET INCOME                                        1,653,934
                                 -----------    -----------
BALANCE AT DECEMBER 31, 1995     $         0    $ 9,858,660
                                 ===========    ===========




The accompanying notes are an integral part of this statement.

                Comtex Information Systems, Inc. and Subsidiares

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year ended December 31,


                                                                       1995           1994
                                                                   -----------    -----------

Cash flows from operating activities
    Net income                                                      $1,653,934    $   928,690

    Adjustments to reconcile net income to net cash
       provided by operating activities
          Depreciation and amortization                                113,609         58,274
          Deferred income taxes                                         95,000       (180,000)
          Changes in operating assets and liabilities
              Trade receivables                                     (1,231,034)      (705,711)
              Other current assets                                     (54,460)       (72,783)
              Accounts payable and accrued expenses                    478,191       (239,282)
              Income taxes payable                                    (436,455)       255,202
              Other non-current liabilities                            207,720        359,932
              Deferred revenue                                           4,658       (266,640)
                                                                   -----------    -----------
              Net cash provided by operating
                activities                                             831,163        137,682
                                                                   -----------    -----------
Cash flows from investing activities
    Purchase of marketable securities                               (5,923,896)    (5,317,587)
    Proceeds from the sale of marketable securities                  4,400,901
    Proceeds from maturities of marketable securities                1,040,227
    Purchase of equipment                                             (169,251)      (301,697)
                                                                   -----------    -----------
              Net cash used in investing
                activities                                            (652,019)    (5,619,284)
                                                                   -----------    -----------

Cash flows from financing activities
    Purchase of treasury stock                                          (1,520)        (1,520)
                                                                   -----------    -----------
              Net cash used in financing activities                     (1,520)        (1,520)
                                                                   -----------    -----------

              Net increase (decrease) in cash and
                cash equivalents                                       177,624     (5,483,122)
                                                                   -----------    -----------

Cash and cash equivalents at beginning of year                       1,671,099      7,154,221
                                                                   -----------    -----------
Cash and cash equivalents at end of year                           $ 1,848,723    $ 1,671,099
                                                                   ===========    ===========
Supplemental disclosures of cash flow information:
    Cash paid during the year for
      Interest                                                     $      --      $      --
      Income taxes                                                 $   675,650    $   810,880


The accompanying notes are an integral part of these statements

                Comtex Information Systems, Inc. and Subsidiaries

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1995 and 1994



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     1.  Business Description

         Comtex Information Systems, Inc. (the "Company") primarily provides management consulting, systems development and system enhancement services to clients in diversified industries. The Company specializes in financial services computer operations.

     2.   Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries which started operations in 1995: Comtex Systems Inc., DBA Comtex Client Server Systems, and Internet Transfer Systems, Inc. All significant intercompany accounts and transactions are eliminated in consolidation.

     3.  Revenue Recognition

         Revenue from consulting agreements and product development is recognized in accordance with the specific terms of the respective agreements which are primarily on a rate-per-hour basis.

     4.  Equipment at Cost

         Equipment is stated at cost, less accumulated depreciation. Depreciation on equipment is calculated using the straight-line method over the estimated useful lives of the assets.

     5.  Income Taxes

         The Company accounts for income taxes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes." SFAS No. 109 requires the use of the liability method of computing deferred income taxes. Under the liability method, deferred tax assets and liabilities are determined based on the difference between the financial accounting and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rate expected to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be settled or realized. The Company and its subsidiaries file consolidated federal and certain state tax returns.

                Comtex Information Systems, Inc. and Subsidiaries

                           December 31, 1995 and 1994



NOTE A (CONTINUED)

     6.  Use of Estimates

         In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


     7.  Cash Equivalents

         Cash equivalents consist of certificates of deposit, Treasury bills and money market funds. For purposes of the statements of cash flows, the Company considers all investments with an original maturity of three months or less to be cash equivalents.

     8.  Marketable Securities

         Effective December 31, 1994, the Company adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." In accordance with the provisions of this Statement, the Company classifies its investments as available-for-sale securities, classifies them as current or non-current assets at market value and includes unrealized gains and losses, net of tax, in a separate component of stockholders' equity. Gains and losses on the disposition of securities are recognized on the specific identification method in the period in which they occur.

     9.  Reclassifications

         Certain amounts in the 1994 financial statements have been reclassified to conform to the current year's presentation.

NOTE B - MARKETABLE SECURITIES

     Marketable securities primarily consist of tax-exempt debt securities. The amortized costs of these securities were $5,757,359 and $5,317,587 and the market values were $5,773,399 and $5,224,591 at December 31, 1995 and 1994, respectively.

                Comtex Information Systems, Inc. and Subsidiaries

                           December 31, 1995 and 1994



NOTE C - EQUIPMENT


     Equipment, net, at December 31, 1995 and 1994 consists of the following:


                                                 1995                   1994
                                              -----------           -----------
        Furniture and fixtures                $   261,488           $   255,385
        Computer equipment                      1,573,676             1,410,528
        Automobiles                                41,113                41,113
        Leasehold improvements                     63,943                63,943
                                              -----------           -----------
                                                1,940,220             1,770,969

        Less accumulated depreciation           1,614,436             1,500,827
                                              -----------           -----------

                                              $   325,784           $   270,142
                                              ===========           ===========


NOTE D - LINE OF CREDIT

     As of December 31, 1995, the Company maintained a $2,000,000 line of credit expiring on June 30, 1996. Borrowings under the line bear interest at the bank's prime rate or LIBOR plus 2%. The agreement requires the Company to maintain $200,000 in compensating balances and to comply with certain restrictions including providing the bank with a security interest in all accounts receivable. At December 31, 1995, there were no borrowings outstanding under this agreement.

NOTE E - LEASE

     The Company is obligated under an operating lease for its office facility. The lease expires in March, 2004 and includes a one-time option to terminate the lease as of January 31, 1999. Rent expense charged on a straight-line basis over the respective term of the lease was approximately $367,000 and $303,000 for the years ended December 31, 1995 and 1994, respectively. The excess of rent expense over the required lease payments is reflected as other non-current liabilities for both years at December 31.

                Comtex Information Systems, Inc. and Subsidiaries

                           December 31, 1995 and 1994

NOTE E (CONTINUED)

     The minimum rental commitments under the lease are as follows:

           Year ended December 31,
               1996                                          $   388,000
               1997                                              416,000
               1998                                              416,000
               1999                                              423,000
               2000                                              444,000
               Thereafter                                      1,445,000
                                                             -----------

                                                             $ 3,532,000
                                                             ===========

NOTE F - INCOME TAX EXPENSE

     Income tax expense for the years ended December 31, 1995 and 1994 consists of the following:

                                      1995                                       1994
                  ---------------------------------------   -----------------------------------------
                    CURRENT       DEFERRED       TOTAL        Current        Deferred         Total
                  -----------   -----------   -----------   -----------    -----------    -----------

Federal           $   622,000   $     7,000   $   629,000   $   623,000    $  (112,000)   $   511,000

State and local       468,000         6,000       474,000       434,000        (68,000)       366,000
                  -----------   -----------   -----------   -----------    -----------    -----------
                  $ 1,090,000   $    13,000   $ 1,103,000   $ 1,057,000    $  (180,000)   $   877,000
                  -----------   -----------   -----------   -----------    -----------    -----------


     The Company is being examined by the Internal Revenue Service for the years back to 1991 and the results of the examination are not expected to have a material adverse effect on the consolidated financial position or results of operations of the Company.

     For the years ended December 31, 1995 and 1994, total income tax expense differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to income before income taxes as a result of the following:

                                                                         1995            1994
                                                                      -----------    -----------
        Statutory Federal income tax rate                             $   937,000    $   614,000
        Interest on obligations of state and political subdivisions       (87,000)          --
        State and local taxes, net of Federal income tax benefit          313,000        242,000
        Other                                                             (60,000)        21,000
                                                                      -----------    -----------
                                                                      $ 1,103,000    $   877,000
                                                                      ===========    ===========

                Comtex Information Systems, Inc. and Subsidiaries

                           December 31, 1995 and 1994

NOTE F (CONTINUED)

     Deferred income taxes reflect the impact of "temporary differences" between the amount of assets and liabilities recognized for financial reporting purposes and such amounts as measured by tax laws and regulations. Not included in the income tax expense for the year ended December 31, 1994 is approximately $ 43,000 of deferred taxes relating to unrealized losses of marketable securities.

     Deferred tax assets and liabilities at December 31, 1995 and 1994 consist of the following:

                                                                                       1995         1994
                                                                                    ----------   ----------
         Deferred tax assets
              Allowance for doubtful accounts                                      $   90,000   $   93,000
              Depreciation on equipment                                                65,000      155,000
              Employee benefits                                                       484,000      482,000
              Free rent                                                               270,000      169,000
  Other accrued expenses                                                                  --       127,000
                                                                                   ----------   ----------

                 Total deferred tax assets                                         $  909,000   $1,026,000
                                                                                   ----------   ----------

          Deferred tax liabilities
          Installment income                                                              --        22,000
                                                                                   ----------   ----------
          Total deferred tax liabilities                                                  --        22,000
                                                                                   ----------   ----------

           Net deferred income taxes                                               $  909,000   $1,004,000
                                                                                   ----------   ----------

NOTE G - CAPITAL STOCK

     Capital stock consists of the following:

                                                                                      1995         1994
                                                                                   ----------   ----------

        Preferred stock (Series A convertible), $1 par value; authorized,
            1,159,231 shares; issued and outstanding, 500,577 shares
            (liquidation value $ 3.10 per share)                                   $  500,577   $  500,577


        Class A common stock, $.001 par value;
            authorized, 19,000,000 shares; issued and
            outstanding, 4,110,000 shares                                               4,110        4,110

        Class B common stock (nonvoting), $.001 par value; authorized, 1,000,000 shares; issued and outstanding, 192,700 shares at December 31,
            1995 and 1994                                                                 192          192

                Comtex Information Systems, Inc. and Subsidiaries

                           December 31, 1995 and 1994


NOTE G (CONTINUED)

     The Company and the Company's principal stockholder have agreements which provide the right to purchase the stock of another significant stockholder, which stock was purchased by the Company in 1996. The agreements also contain a stockholder non-compete restriction clause.

NOTE H - STOCK OPTION PLAN

     The Company adopted a Stock Option Plan (the "Plan") for its officers and key employees. 500,000 shares of the Company's Class B common stock were reserved for issuance. The Plan, which terminates on December 31, 1999, is administered by the Compensation Committee (the "Committee"). The Committee, as defined under the Plan, consists of three or more Directors designated by the Board of Directors of the Company. Options granted containing various vesting schedules under the Plan are exercisable for a period of up to ten years beginning six months after the grant date. Options are exercisable at a price per share fixed by the Committee on or before the date of grant, but in no event is the price to be less than $1.00 per share. The option agreement sets forth certain restrictions on the transferability of the option shares including the right of first refusal of the Company with respect to such granted shares.

     The following table summarizes the options granted under the Plan:


                                                          Shares          Option
                                                       under option        price
                                                       ------------        -----

             Outstanding at December 31, 1993            349,500         $2.00-$4.00
                 Terminated-1994                         245,750         $2.00-$4.00
                                                         -------

             Outstanding at December 31, 1994            103,750         $2.00-$3.00
                 GRANTED-1995                            339,000         $2.50
                                                         -------

             OUTSTANDING AT DECEMBER 31, 1995            442,750         $2.00-$3.00
                                                         -------

             EXERCISABLE AT DECEMBER 31, 1995            153,438         $2.00-$3.00
                                                         =======

                Comtex Information Systems, Inc. and Subsidiaries

                              NOTES TO CONSOLIDATED
                        FINANCIAL STATEMENTS (CONTINUED)

                           December 31, 1995 and 1994




NOTE I - COMMITMENTS AND CONTINGENCIES

         The Company has a 401(k) savings plan whereby eligible employees may contribute at least 2% but no more than 15% of compensation. In addition, 50% of each employee's contribution up to $2,000 is matched by the Company. Total expense related to the 401(k) savings plan amounted to approximately $50,000 and $35,000 for the years ended December 31, 1995 and 1994, respectively.

         In the ordinary course of business, the Company is party to various legal proceedings, none of which, in the opinion of management, will have a material effect on the Company's financial position or results of operations.

NOTE J - CONCENTRATION OF CREDIT RISK

         Trade Receivables and Revenues

         The Company grants unsecured trade credit to customers, substantially all of whom are located in the Northeastern United States and starting in 1995, customers in Florida.

         For the year ended December 31, 1995, five customers accounted for approximately 50% of net revenues. For the year ended December 31, 1994, three customers accounted for approximately 40% of net revenues.

                       NORRELL COPORATION AND SUBSIDIARIES

       INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


The following unaudited pro forma combined balance sheet as of October 27, 1996, presents the pro forma financial position of Norrell Corporation (the "Company"), giving effect to the acquisition of Comtex Information Systems, Inc. and Comtex Systems, Inc. (collectively "Comtex") as of the balance sheet date. The unaudited pro forma statement of income for the year ended October 27, 1996, presents the pro forma combined results of the continuing operations of the Company assuming the acquisition had been consummated at the beginning of the period indicated. The statements include all material adjustments necessary to present the combined historical results under these assumptions.

The pro forma information should be read in conjunction with the Company's historical Consolidated Financial Statements and notes thereto contained in the 1996 annual report on Form 10-K.

         The pro forma financial information is not necessarily indicative of the actual financial position and results of operations of the Company, nor does it purport to indicate the future financial position or results of operations of the Company.

                      NORRELL CORPORATION AND SUBSIDIARIES
                        PRO FORMA COMBINED BALANCE SHEET
                             AS OF OCTOBER 27, 1996
                                   (Unaudited)
                                 (In thousands)


                                                                          Historical
                                                                 ------------------------------
                                                                Norrell                    Pro Forma
                                                              Corporation    Comtex (a)   Adjustments     Pro Forma
                                                             ------------------------------------------------------
ASSETS
CURRENT ASSETS
         Cash                                                  $   8,876    $   5,267    $  (5,267)(b)    $   8,876
         Accounts receivable, net                                145,843        7,133         --            152,976
         Prepaid expenses                                          2,674         --           --              2,674
         Other                                                     9,995        1,292         --             11,287
                                                               ---------    ---------    ---------        ---------
               Total current assets                              167,388       13,692       (5,267)         175,813
                                                               ---------    ---------    ---------        ---------
PROPERTY AND EQUIPMENT, less
         accumulated depreciation                                 13,513          398         --             13,911
                                                               ---------   ---------     ---------        ---------
NONCURRENT DEFERRED INCOME TAXES                                   6,034          294         --              6,328
                                                               ---------    ---------    ---------        ---------

OTHER ASSETS
         Goodwill and other intangibles, net of amortization      45,069         --         62,035(b)       107,104
         MIS development costs, net of amortization               18,634         --           --             18,634
         Investments and other assets                             12,593        1,140         --             13,733
                                                               ---------    ---------     --------        ---------
               Total other assets                                 76,296        1,140       62,035          139,471
                                                               ---------    ---------    ---------        ---------

TOTAL ASSETS                                                   $ 263,231    $  15,524    $  56,768        $ 335,523
                                                               =========    =========    =========        =========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
         Current maturities of long-term debt                  $   9,789    $    --      $    --          $   9,789
         Accounts payable                                         14,651        4,077         --             18,728
         Accrued expenses                                         67,536          129         --             67,665
         Deferred revenue and gain                                10,822          173         --             10,995
                                                               ---------    ---------    ---------        ---------
               Total current liabilities                         102,798        4,379         --            107,177

LONG-TERM DEBT, less current maturities                           23,316         --         59,233(b),(c)    82,549
LONG-TERM DEFERRED GAIN                                           11,471         --           --             11,471
LONG-TERM ACCRUED EXPENSES                                        27,614          585        6,095(b)        34,294
                                                               ---------    ---------    ---------        ---------
               Total liabilities                                 165,199        4,964       65,328          235,491
                                                               ---------    ---------    ---------        ---------

SHAREHOLDERS' EQUITY
         Preferred Stock                                            --            501         (501)(b)          --
         Common stock                                                236            4           (3)(b),(c)      237
         Treasury stock                                             (575)      (2,317)       2,317(b)          (575)
         Additional paid-in-capital                               44,096        1,962           37(b),(c)    46,095
         Notes receivable from officers and employees               (111)        --           --               (111)
         Retained earnings                                        54,386       10,410      (10,410)(b)        4,386
                                                               ---------    ---------    ---------        ---------
               Total shareholders' equity                         98,032       10,560       (8,560)         100,032
                                                               ---------    ---------    ---------        ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $ 263,231    $  15,524    $  56,768        $ 335,523
                                                               =========    =========    =========        =========

See accompanying notes to pro forma financial information.

                      NORRELL CORPORATION AND SUBSIDIARIES
                     PRO FORMA COMBINED STATEMENT OF INCOME
                       FOR THE YEAR ENDED OCTOBER 27, 1996
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                         HISTORICAL
                                ------------------------------
                                   NORRELL                        PRO FORMA
                                 CORPORATION       COMTEX         ADJUSTMENTS    PRO FORMA
                                ------------------------------    -----------   -----------

REVENUES                        $ 1,013,877    $    38,271        $      --     $ 1,052,148

COST OF SERVICES                    795,013         25,615               --         820,628
                                -----------    -----------        -----------   -----------

     GROSS PROFIT                   218,864         12,656               --         231,520


OPERATING EXPENSES                  169,206          6,378               --         175,584
DEPRECIATION AND AMORTIZATION         5,904            148             1,551(D)       7,603
                                -----------    -----------       -----------    -----------

     INCOME FROM OPERATIONS          43,754          6,130            (1,551)        48,333

OTHER INCOME (EXPENSE)
     INTEREST                        (1,200)          --              (3,524)(E)     (4,724)
     OTHER                           (1,485)           264               --          (1,221)
                                -----------    -----------       -----------    -----------

INCOME BEFORE INCOME TAXES           41,069          6,394            (5,075)        42,388

INCOME TAXES                         15,812          2,819            (1,357)(F)     17,274
                                -----------    -----------       -----------    -----------

NET INCOME                      $    25,257    $     3,575       $    (3,718)   $    25,114
                                ===========    ===========       ===========    ===========

EARNINGS PER COMMON AND
     COMMON EQUIVALENT SHARE    $      1.00                                     $      0.98
                                ===========                                     ===========

WEIGHTED AVERAGE NUMBER OF
     SHARES OUTSTANDING              25,344                              205(G)      25,549
                                ===========                      ===========    ===========

SEE ACCOMPANYING NOTES TO PRO FORMA FINANCIAL INFORMATION.

                      NORRELL CORPORATION AND SUBSIDIARIES

        NOTES AND ASSUMPTIONS TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


(a) Reflects the historical balance sheet which approximates the fair value of assets and liabilities acquired (before goodwill acquired).

(b) To record the acquisition of Comtex and the resulting increase in debt to fund the $67 million purchase price of Comtex, net of (i) cash acquired,
       (ii) cash received from the transaction discussed in Note (c), and (iii) the second installment payment of $3.5 million and to record the issuance of options to acquire 140,961 shares of Company common stock , and consolidating elimination entries.

(c) To record the purchase, by an officer of Comtex, of 86,956 shares of Company common stock at $23.00 per share, the closing market price on December 8, 1996, the date at which the acquisition agreement was executed.

(d) To record the amortization of goodwill of $62 million resulting from the purchase adjustment to record the excess of purchase price over the value of Comtex's tangible assets on a straight line basis over 40 years.

(e) To record the increase in interest expense at 5.95%, the weighted average interest rate for the 1996 period, as a result of the higher outstanding debt for the cash purchase price of Comtex.

(f) To record the income tax expense, giving effect to the interest expense and nondeductible goodwill amortization adjustments.

(g) To give effect to Company common stock purchased by an officer of Comtex and Company stock options issued as part of the purchase price. See Notes
       (b) and (c).